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                                                                    Exhibit 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated March 10, 1999, included in this Form 10-KSB, into Online System Services, Inc.'s previously filed Registration Statement (File No. 333-13983) on Form S-8, Registration Statement (File No. 333-03282-D) on Form S-3, Registration Statement (File No. 333-58653) on Form S-3, Registration Statement (File No. 333-69477) on Form S-3 and Registration Statement (File No. 333-71503) on Form S-3.



Arthur Andersen LLP
Denver, Colorado
April 15, 1999.